                                                            Exhibit 23(h)(4)(d)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

   This Amendment to the Fund Participation Agreement ("Agreement") dated the 1/st/ day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and Lincoln Life & Annuity Company of New York, a New York insurance company (the "Company") is effective as of October 1, 2006.

                                   AMENDMENT

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

    1. Schedule 1 of this Agreement shall be deleted and replaced with the attached Schedule 1.

    2. All other terms of the Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                    LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
                    (Trust)

Date: 10/5/06       /s/ Kelly D. Clevenger
                By: ------------------------------------------
                    Kelly D. Clevenger
                    President

                    LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                    (Company)

Date: 10/5/06       /s/ Rise C.M. Taylor
                By: ------------------------------------------
                    Rise C.M. Taylor
                    Second Vice President

                                 Amendment to
                                  Schedule 1

                   Lincoln Variable Insurance Products Trust
        Separate Accounts of Lincoln Life & Annuity Company of New York
                            Investing in the Trust
                             As of October 1, 2006

Lincoln Life & Annuity Variable Annuity Account L

Lincoln Life & Annuity Flexible Premium Variable Life Account M

Lincoln New York Account N for Variable Annuities

LLANY Account Q for Variable Annuities

LLANY Separate Account R for Flexible Premium Variable Life Insurance

LLANY Separate Account S for Flexible Premium Variable Life Insurance

LNY Separate Account 401 for Group Annuities

Lincoln Life & Annuity Flexible Premium Variable Life Account Z